Exhibit 4.6

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of this ____ day of ___________, 2006 for the benefit of Dekania Corp., a Delaware corporation (the “Company”), having its principal place of business at 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, by Cohen Bros. Acquisitions, LLC, a limited liability company organized under the laws of Delaware (the “Subscriber”), having its principal place of business at 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104.

WHEREAS, the Company desires to sell, and the Subscriber desires to purchase, an aggregate of 250,000 units (the “Units”), consisting of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (the “Warrants”), for a per Unit purchase price of $10.00 per share and an aggregate purchase price of $2,500,000, which proceeds shall be placed in a trust account (the “Trust Account”) for the benefit of the Company’s stockholders; and

WHEREAS, the Subscriber is entitled to registration rights with respect to, all of the shares of Common Stock and the Warrants comprising the Units, the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock and Warrants, and such number of shares that may be used to prevent dilution resulting from stock splits, stock dividends or similar transactions (collectively, the “Registrable Securities”) on the terms set forth in this Agreement; and

WHEREAS, the offer and sale of the Units (the “Offering”) is being made in reliance upon the provisions of Section 4(2) of and/or Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “SEC”) under, the Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and the Subscriber do hereby agree as follows

1. Agreement to Subscribe

1.1 Purchase and Issuance of the Units. The Subscriber hereby subscribes for the Units, and the Company agrees to issue the Units to the Subscriber on the Closing (as defined below). The aggregate purchase price payable by the Subscriber for the Units (the “Purchase Price”) is $2,500,000.

1.2 Delivery of the Purchase Price. Upon execution of this Agreement the Subscriber is hereby bound to fulfill its obligations hereunder and hereby irrevocably commits to deliver to the Company on the Closing (as hereinafter defined) the Purchase Price by bank check, wire transfer or such other form of payment as shall be acceptable to the Company, in its sole and absolute discretion, at the Closing. Any such check delivered to the Company shall be made payable to the order of “Dekania Corp.”

1.3 Closing. The closing of the Offering (the “Closing”), shall take place at the offices of the Company, on a date no less than 2 days immediately preceding the effectiveness of the registration statement with respect to the Company’s proposed initial public offering of up to 9,700,000 units of common stock and warrants (the “IPO”), as agreed by the parties.

2. Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1 No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or the Offering.

2.2 Accredited Investor. The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

2.3 Intent. The Subscriber acknowledges that it is purchasing the Units solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof and the Subscriber has no present arrangement to sell the Units to or through any person or entity.

2.4 Restrictions on Transfer. The Subscriber understands that the Units must be held indefinitely unless such Units are subsequently registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of common stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

2.5 Sophisticated Investor.

2.5.1. The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Units.

2.5.2. The Subscriber is able to bear the economic risk of its investment in the Units for an indefinite period of time because none of the Units have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

2.6 Independent Investigation. The Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the Offering and has had full access to such other information concerning the Company as the Subscriber has requested.

2.7 Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party.

2.8 No Legal Advice from Company. The Subscriber acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.9 Reliance on Representations and Warranties. The Subscriber understands that the Units are being offered and sold to the Subscriber in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.10 No Advertisements. The undersigned is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or via Internet, or presented at any seminar or meeting.

2.11 Legend. The Subscriber acknowledges and agrees that the shares of Common Stock and the Warrants comprising the Units, and when issued the Warrant Shares, shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iii) pursuant to any other exemption from the registration requirements of the Securities Act.

3. Representations and Warranties of the Company

The Company represents and warrants to the Subscriber that:

3.1 Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 30,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. As of the date hereof, the Company has __________ shares of Common Stock issued and outstanding and no issued and outstanding shares of preferred stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Common Stock in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4 No Conflicts. To the knowledge of the Company, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not materially (i) result in a violation of the Company’s Amended and Restated Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Common Stock in accordance with the terms hereof.

4. Legends; Denominations

4.1 Legend. The Company will issue the shares of Common Stock, the Warrants, and the Warrant Shares, purchased by the Subscriber in the name of the Subscriber and in such denominations to be specified by the Subscriber prior to the Closing or upon exercise of the Warrants, as applicable. The Shares, the Warrants and Warrant Shares will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

4.2 Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligations and agreement to comply with all applicable securities laws upon resale of the Units, and the Shares and Warrants underlying the Units.

4.3 Company’s Refusal to Register Transfer of Units. The Company shall refuse to register any transfer of the Units, the shares of Common Stock, Warrants and the Warrant Shares, not made (i) pursuant to an effective registration statement filed under the Securities Act or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

5. Registration Rights.

5.1 Demand Registration. At any time and from time to time on or after the date on which the Company has publicly announced that it has entered into a letter of intent with respect to a Business Combination, the Subscriber or its permitted transferee(s) holding a majority-in-interest of the Registrable Securities may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder that decides to include shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration.

The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand, prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective as promptly as practicable, but in no event prior to the consummation of the Business Combination.

The Company shall not be obligated to effect more than two Demand Registrations in respect of Registrable Securities.

5.2 “Piggyback” Registration Rights. Subject to the last sentence of this Section 5.2, at any time on or after the date on which the Company publicly announces that it has entered into a letter of intent with respect to a Business Combination, if the Company shall determine to proceed with the actual preparation and filing of a new registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to the Subscriber, its nominee(s), and each holder of Registrable Securities. Upon the written request of the Subscriber and each such holder, within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Registrable Securities covered by such request (the “Requested Stock”) held by the Subscriber and each holder of Registrable Securities making such request (the “Requesting Holders”) to be included in such registration statement (each, a “Piggy-Back Registration”), all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 5.2 shall be underwritten in whole or in part, the Company may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders and a lock-up on Registrable Securities not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering and any other securities of the Company held by such holders shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. At such time as the provisions of the registration rights agreement filed as an exhibit to the registration statement covering the shares of Common Stock acquired by the Subscriber prior to this Offering may be exercised, the exercise and procedural provisions of such agreement, rather than the provisions of Sections 5.2, 5.3 and 5.4 hereof, shall govern the Registrable Securities with respect to Piggy-Back Registration.

5.3 Effective Registration. A registration will not count as a Demand Registration, until the Registration Statement filed with the Commission with respect to such

Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until: (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

5.4 Registration Procedures. To the extent required by Sections 5.1 or 5.2, the Company will:

(a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective until the earlier of the date on which all of the Registrable Securities included in the registration statement have been disposed of in accordance with the intended method(s) of distribution set forth in such registration statement or three years from the effective date;

(b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the earlier of the date on which all of the Registrable Securities included in the registration statement have been disposed of in accordance with the intended method(s) of distribution set forth in such registration statement or three years from the effective date;

(c) furnish to the holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose related to such registration or qualification of the securities be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e) notify the holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f) notify the holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(g) prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(h) advise the holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order has been issued.

The Subscriber shall cooperate with the Company in providing the information necessary to effect the registration of the Registrable Securities, including completion of customary questionnaires.

5.5. Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 5.1, any Piggy-Back Registration pursuant to Section 5.2, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the exchange listing of the Registrable Securities; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the fees and expenses of one legal counsel selected by the holders of a majority in interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter in proportion to the respective amount of Registrable Securities each is selling in such offering.

5.6. Notwithstanding anything to the contrary in this Agreement, a Warrant can expire unexercised regardless of whether a registration statement is current under the Act with respect to the Common Stock issuable upon exercise of the Warrants. In no event will the registered holder of a Warrant be entitled to receive a net-cash settlement, shares of common stock or other consideration in lieu of physical settlement in shares of Common Stock, regardless of whether the Common Stock underlying the Warrants is registered pursuant to an effective registration statement.

6. Rescission Right, Waiver and Indemnification.

The Subscriber understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Units. In this regard, if the offering of the units of shares of common stock and warrants in the Company’s initial public offering were deemed to be a general solicitation with respect to the Units, the offer and sale of such Units may not be exempt from registration and, if not, the Subscriber may have a right to rescind its purchase of the Units. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, the Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Units. The Subscriber acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Units to the Subscriber. The Subscriber agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened against the Company or the Trust Account, in connection with any present or future actual or asserted right to rescind the purchase of the Units hereunder or relating to the purchase of the Units and the transactions contemplated hereby.

7. Lock-Up.

The Subscriber, and its designees, shall not sell, assign, hypothecate, or transfer any of the Units, the shares of Common Stock and the Warrants comprising the Units, or Warrant Shares, until the earlier of the consummation of a Business Combination (as hereinafter defined) or liquidation of the Company, provided however, that thereafter no sale, assignment, hypothecation or transfer may be effected unless, in each case, it is made in accordance the Securities Act. As used herein, a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, with one or more businesses: (i) that operate within in the U.S. insurance industry, (ii) are incorporated in the United States, Canada, Bermuda, or the Cayman Islands and (iii) with substantially all of its or their business, and all of its or their insurance risk, in the United States.

8. Waiver of Liquidation Distributions.

In connection with the Units purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company (from the Trust Account or otherwise) in the event of a liquidation of the Company upon the Company’s failure to complete a Business Combination within the periods set forth in the Company’s Amended and Restated Certificate of Incorporation as of the date hereof. For purposes of clarity, in the event the Subscriber purchases shares of Common Stock in the IPO or in the aftermarket such shares shall be eligible to receive any liquidating distributions by the Company.

9. Governing Law; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10. Assignment; Entire Agreement; Amendment.

10.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Subscriber to a person agreeing to be bound by the terms hereof.

10.2 Entire Agreement. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

10.4 Binding Upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

11. Notices; Indemnity.

11.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail.

11.2 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

12. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Such counterparts may be delivered between the parties by facsimile or other electronic transmission.

13. Survival; Severability.

13.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

13.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

This subscription is accepted by the Company on the __ day of ________, 2006.

DEKANIA CORP.

Date:	By:
Name: Thomas H. Friedberg
Title: President & CEO

SUBSCRIBER:

COHEN BROS. ACQUISITIONS, LLC

	By:	Cohen & Company, its sole member

By:
Name:
Title:

Name of the Subscriber: Cohen Bros. Acquisitions, LLC

Number of Units Being Subscribed: 250,000

Aggregate Purchase Price: US $2,500,000

Date of Subscription: __________ __, 2006

Place of Residency and/or Principal Place of Business:

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

Fax:(215) 861-7878